Exhibit 99.2

CenturyLink, Inc.

Disaggregated Revenues

(UNAUDITED)

($ in millions)

	Actual		Pro Forma
	2Q18	1Q18	4Q17	3Q17	2Q17	1Q17
By Segment
Business	$4,365	4,383	4,415	4,427	4,419	4,429
Consumer	1,352	1,379	1,401	1,420	1,436	1,447
Regulatory	185	183	189	186	185	174

Total revenues	$5,902	5,945	6,005	6,033	6,040	6,050

By Business Unit
Medium & Small Business	$884	860	874	896	893	901
Enterprise	1,295	1,315	1,324	1,311	1,296	1,292
International & Global Accounts	903	937	941	918	911	891
Wholesale & Indirect	1,283	1,271	1,276	1,302	1,319	1,345
Consumer	1,352	1,379	1,401	1,420	1,436	1,447
Regulatory	185	183	189	186	185	174

Total revenues	$5,902	5,945	6,005	6,033	6,040	6,050

By Service Type
IP & Data Services	$1,833	1,832	1,831	1,801	1,795	1,806
Transport & Infrastructure	2,064	2,077	2,070	2,091	2,103	2,076
Voice & Collaboration	1,658	1,692	1,749	1,790	1,803	1,851
IT & Managed Services	162	161	166	165	154	143
Regulatory	185	183	189	186	185	174

Total revenues	$5,902	5,945	6,005	6,033	6,040	6,050